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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 1999



                           SIRIUS SATELLITE RADIO INC.
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                        0-24710                 52-1700207
(State or other Jurisdiction     (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                     Identification No.)


1221 AVENUE OF THE AMERICAS, 36TH FL., NEW YORK, NY                  10020
      (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (212) 584-5100

                                  CD RADIO INC.
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     On December 23, 1999, Sirius Satellite Radio Inc. ("we" or "us") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Blackstone Capital Partners III Merchant Banking Fund L.P. ("Blackstone") pursuant to which we agreed to sell 2,000,000 shares of our 9.2% Series D Junior Cumulative Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock"), to Blackstone for an aggregate purchase price of $200 million. Copies of the Stock Purchase Agreement and the form of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of the Series D Preferred Stock (which is attached as Exhibit A to the Stock Purchase Agreement) are filed as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

     The Series D Preferred Stock will be convertible into shares of our common stock, par value $.001 per share (the "Common Stock"), at a price of $34 per share of Common Stock. The Series D Preferred Stock will be callable by us beginning December 23, 2002 if the average closing price of the Common Stock equals or exceeds $68 per share for a period of 20 consecutive trading days immediately preceding the date of the notice of redemption and equals or exceeds $68 on the trading day immediately preceding the notice of redemption. In all events, the Series D Preferred Stock will be callable by us beginning December 23, 2004 at a price of 100% plus accrued and unpaid dividends and must be redeemed by us on November 15, 2011. Dividends on the Series D Preferred Stock are payable-in-kind or cash annually, at our option. The Series D Preferred Stock will have the right to vote, on an as-converted basis, on matters in which the holders of the Common Stock have the right to vote.

     The issuance and sale of the Series D Preferred Stock is subject to the expiration, or early termination, of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and other customary conditions.

     On December 23, 1999, we also entered into a Second Amendment (the "Second Amendment") to the Stock Purchase Agreement, dated as of November 13, 1998 (the "Apollo Stock Purchase Agreement"), among us, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. to conform in some respects the Apollo Stock Purchase Agreement with the Stock Purchase Agreement. A copy of the Second Amendment is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

     In addition, on December 23, 1999, we amended the Rights Agreement, dated as of October 22, 1997 (the "Rights Agreement"), between us and Continental Stock Transfer & Trust Company, as rights agent, to render the Rights Agreement inapplicable to the transactions contemplated by the Stock Purchase Agreement and to permit Blackstone and its affiliates (collectively, the "Blackstone Entities"), and any other person deemed to beneficially own the shares of the Series D Preferred Stock owned by the Blackstone Entities, to (i) purchase shares of Series D Preferred Stock pursuant to the Stock Purchase Agreement,
(ii) acquire additional shares of Series D Preferred Stock pursuant to dividends declared on the Series D Preferred Stock, (iii) acquire shares of Common Stock upon the conversion of shares of the Series D Preferred Stock into shares of Common Stock, or (iv)

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acquire up to an additional 1% of the total number of shares of Common Stock outstanding from time to time, without the Blackstone Entities becoming an "Acquiring Person" within the meaning of the Rights Agreement. A copy of the Amendment to the Rights Agreement is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

     On December 27, 1999, we issued the press release attached hereto as
Exhibit 99.5 and incorporated herein by reference announcing the transaction with Blackstone.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)   Not applicable.

          (b)   Not applicable.

          (c)   Exhibits.

          99.1 Stock Purchase Agreement, dated as of December 23, 1999, between Sirius Satellite Radio Inc. and Blackstone Capital Partners III Merchant Banking Fund L.P. (the "Stock Purchase Agreement").

          99.2 Form of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 9.2% Series D Junior Cumulative Convertible Preferred Stock (included as Exhibit A to the Stock Purchase Agreement).

          99.3 Second Amendment, dated as of December 23, 1999, to Stock Purchase Agreement, dated as of November 13, 1998, among Sirius Satellite Radio Inc., Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P.

          99.4 Amendment, dated as of December 23, 1999, to the Rights Agreement, dated as of October 22, 1997, between CD Radio Inc. and Continental Stock Transfer & Trust Company, as rights agent.

          99.5  Press Release, dated December 27, 1999.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SIRIUS SATELLITE RADIO INC.



                                       By: /s/ Patrick L. Donnelly
                                           -----------------------------------
                                               Patrick L. Donnelly
                                               Senior Vice President, General
                                               Counsel and Secretary


Dated:  December 28, 1999




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                                  EXHIBIT INDEX


   Exhibit                     Description of Exhibit
   -------                     ----------------------

     99.1 Stock Purchase Agreement, dated as of December 23, 1999, between Sirius Satellite Radio Inc. and Blackstone Capital Partners III Merchant Banking Fund L.P. (the "Stock Purchase Agreement")

     99.2 Form of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 9.2% Series D Junior Cumulative Convertible Preferred Stock (included as Exhibit A to the Stock Purchase Agreement).

     99.3 Second Amendment, dated as of December 23, 1999, to Stock Purchase Agreement, dated as of November 13, 1998 among Sirius Satellite Radio Inc., Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P.

     99.4 Amendment, dated as of December 23, 1999, to the Rights Agreement, dated as of October 22, 1997, between CD Radio Inc. and Continental Stock Transfer & Trust Company, as rights agent.

     99.5    Press Release, dated December 27, 1999.